UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2016

PACIFIC CONTINENTAL CORPORATION

(Exact name of registrant as specified in its charter)

Oregon	000-30106	93-1269184
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 West 7th Avenue

Eugene, Oregon 97401

(Address of principal executive offices) (Zip Code)

Tel. (541) 686-8685

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On June 20, 2016, Pacific Continental Corporation (the “Company”) disclosed in its preliminary prospectus supplement filed pursuant to Rule 424(b)(2) that expected costs associated with the pending acquisition of Foundation Bancorp, Inc. will be approximately $8.4 million. These costs are expected to be incurred in the periods prior to and including the closing of the transaction.

Item 8.01	Other Events

On June 20, 2016, the Company commenced an underwritten public offering, subject to market and other conditions, of ten-year fixed-to-floating rate subordinated debentures (the “Notes”).

The Notes will be issued pursuant to an effective shelf registration statement (File No. 333-210550) (including the base prospectus) and a preliminary prospectus supplement filed with the Securities and Exchange Commission (the “SEC”), and a final prospectus supplement to be filed with the SEC.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any such state or jurisdiction. Any offering of the Notes is being made only by means of a written prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 20, 2016

PACIFIC CONTINENTAL CORPORATION

By:	/s/ Richard R. Sawyer
Richard R. Sawyer
Executive Vice President
Chief Financial Officer